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                                                                     EXHIBIT 5.1

            [Letterhead of PRIMES, SHILOH, GIVON, MEIR LAW OFFICE]

                                                               February 10, 2000


Galileo Technology Ltd.
c/o Galileo Technology Inc.
1735 North First Street, #308
San Jose, CA 95112

U.S.A.
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Re: Registration Statement on Form S-8

Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Galileo Technology Ltd., an Israeli corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to an additional number of 2,879,608 Ordinary Shares of the Company issuable pursuant to the Company's 1997 Employees' Stock Option Plan and the Company's 1997 GTI Stock Option Plan (the "Plans"), it is our opinion that such Ordinary Shares of the Company, when issued, sold and fully paid for in accordance with the Plans (provided that they are not offered to the public in Israel), will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,

                                                /s/ Y. Primes
                                                ----------------------
                                                Y. Primes, Advocate
                                            Primes, Shiloh, Givon, Meir
                                                     Law Office